Exhibit 99.1

Media Inquiries:	Investor Inquiries:
Lynn Newman	Derrick Vializ
908-953-8692 (office)	908-953-7500 (office)
973-993-8033 (home)	vializ@avaya.com
lynnnewman@avaya.com

Avaya Reports Second Fiscal Quarter 2003 Results

— Revenues Increase Sequentially From First Fiscal Quarter

— Cash Balance Increases For Third Straight Quarter To $724 Million

—Company Generates Positive Operating Income For Quarter

FOR IMMEDIATE RELEASE: THURSDAY, APRIL 24, 2003

                BASKING RIDGE, N. J. — Avaya Inc., a leading global provider of communications networks and services for businesses, today reported second fiscal quarter results in accordance with generally accepted accounting principles (GAAP).  Avaya’s revenues rose to $1.081 billion in the second fiscal quarter of 2003, an increase of 1.3 percent sequentially from revenues of $1.067 billion in the first fiscal quarter of 2003.  Revenues in the year ago quarter were $1.279 billion.

The company had a net loss of $16 million or a loss of four cents per diluted share in the second fiscal quarter of 2003, compared to a net loss of $121 million or a loss of 33 cents per diluted share in the first fiscal quarter of 2003.  In the same period last year the company had a net loss of $63 million or a loss per diluted share of 63 cents.

Avaya said operating income in the second fiscal quarter of 2003 was $28 million compared to an operating loss of $18 million in the first fiscal quarter of 2003.  In the second fiscal quarter of 2002, Avaya had an operating loss of $108 million.

Cash And Gross Margin

The company’s cash balance increased in the second fiscal quarter of 2003 to $724 million and cash flow from operations for the quarter was $85 million.  Gross margin in the second fiscal quarter was 42.2 percent, up from 39.7 percent in the first fiscal quarter.

CEO Comments

“We made great strides this quarter to strengthen our financial position and size our business to take advantage of marketplace opportunities,” said Don Peterson, chairman and CEO, Avaya.   “We had higher gross margins and positive operating income.  Our cash balance increased for the third quarter in a row and we saw some stability in revenues as customers invested in Avaya solutions that deliver immediate benefits,” Peterson added.  “We remain cautious in our expectations given the uncertain economic conditions and we’ll continue to manage resources closely to drive additional efficiencies.”

Year-To-Date Results

Revenues for the first six months of fiscal 2003 were $2.148 billion compared to revenues of $2.585 billion for the first six months of fiscal 2002.

The company had a net loss of $137 million or a loss of 37 cents per diluted share for the first six months of fiscal 2003, compared to a net loss of $83 million or a loss of 74 cents per diluted share for the first six months of fiscal 2002.

Operating income for the first six months of fiscal 2003 was $10 million compared to an operating loss of $135 million for the first six months of fiscal 2002.

Highlights in the Quarter

Among the announcements Avaya made in the second quarter are:

Avaya Enterprise Connect, a set of solutions and services that allow businesses to extend the advanced features and complete functionality of Avaya MultiVantage™ Communications Applications — including Internet Protocol (IP) telephony, contact center, unified communication and messaging — from a central location to any size office or home in a distributed enterprise over a secure, high-performance converged network.

Single Point of Accountability services offers and tools from Avaya Global Services that help enterprises to evolve their multi-vendor voice and data networks into secure and reliable Internet-protocol (IP) telephony converged networks.  Offers and tools include; a customer readiness survey tool, ExpertNet SM VoIp assessment tools and network continuity assessment for planning and design; enterprise project management for implementation; complete remote management of converged networks and a Software Protection Plan for MultiVantage(tm) software.

Avaya Modular Messaging, which enables workers to easily access and manage voice and fax messages in Internet Protocol (IP) and traditional telecom network environments.

Avaya is building a large call center for the Unicom Guomai Communications Co., Ltd. in China. Once completed, the call center will be leased to enterprises and serve as their virtual customer service center.

Second Quarter And Year-To-Date Results On An Ongoing (Non-GAAP) Basis

The company had a net loss on an ongoing basis of five million dollars or a loss of one cent per diluted share in the second fiscal quarter of 2003, compared to a net loss on an ongoing basis of $34 million or a loss of nine cents per diluted share in the first fiscal quarter of 2003.  In the second fiscal quarter of 2002 the loss was $10 million or five cents per diluted share.

For the first six months of 2003, Avaya had a net loss of $39 million or a loss of 10 cents per diluted share on an ongoing basis, compared to a net loss of $26 million or a loss of 13 cents per diluted share on an ongoing basis for the same period last year.

Operating income on an ongoing basis in the second fiscal quarter of 2003 was $14 million compared to an operating loss of $14 million in the first fiscal quarter.  In the second fiscal quarter of 2002, Avaya had an operating loss on an ongoing basis of $20 million.

For the first six months of fiscal 2003, operating income on an ongoing basis was at breakeven compared to an operating loss of $41 million on an ongoing basis in the first six months of fiscal 2002.

Avaya noted the second fiscal quarter of 2003 ongoing results exclude the following:

•      $17 million of income recognized for the reversal of business restructuring liabilities established in prior periods, partially offset by three million dollars of expenses associated with the fourth quarter fiscal 2002 business restructuring initiative; and

•      a $36 million pre-tax loss ($26 million after-tax) related to the exchange of Liquid Yield Option™ (LYONs) Notes in January, partially offset by a one million dollar gain recognized from the buyback of LYONs in March.

Other Matters

Avaya noted the second quarter results announced today do not include a charge for its portion of the liability related to class action lawsuits Lucent Technologies settled in the quarter.  Avaya will contribute to the pending settlement as part of its separation agreement with Lucent.

To the extent that Avaya has a sufficient understanding of the details of the settlement prior to the filing of its second quarter Form 10-Q, it will record a charge related to the settlement in the second quarter financial statements included in Form 10-Q.

About Avaya

Avaya Inc. designs, builds and manages communications networks for more than 1 million businesses worldwide, including 90 percent of the FORTUNE 500®. Focused on businesses large to small, Avaya is a world leader in secure and reliable Internet Protocol (IP) telephony systems and communications software applications and services.

Driving the convergence of voice and data communications with business applications — and distinguished by comprehensive worldwide services —Avaya helps customers leverage existing and new networks to achieve superior business results.  For more information visit the Avaya website: http://www.avaya.com

This news release contains forward-looking statements regarding the company’s outlook for operating results and future cash needs based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, general industry market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations and the economic, political, and other risks associated with international sales and operations, U.S. and foreign government regulation, price and product competition, rapid technological development, dependence on new product development, the successful introduction of new products, the mix of our products and services, customer demand for our products and services, the ability to successfully integrate acquired companies, control of costs and expenses, the ability to implement in a timely manner our restructuring plans, and the ability to form and implement alliances.  For a further list and description of such risks and uncertainties, see the reports filed by Avaya with the Securities and Exchange Commission. Avaya disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

NOTE:  Liquid Yield Option and LYON are trademarks of Merrill Lynch & Co., Inc.

NOTE:  Avaya will host a conference call with a listen-only Q&A session to discuss these results at 5:00 p.m. EDT on Thursday, April 24, 2003.  To ensure you are on the call from the start, we suggest you access the call 10-15 minutes early by dialing:

Within and outside the United States:  706-634-2454

For those unable to participate, there will be a playback available from 8:00 p.m. EDT, April 24, through May 1, 2003.  For the replay, if you are calling from within the United States, please dial 800-642-1687.  If you are calling from outside the United States, please dial 706-645-9291.  The passcode for the replay is 7306084.

WEBCAST Information: Avaya will webcast this conference call live, with a listen-only Q&A session.  To ensure that you are on the webcast, we suggest that you access our website (http://www.avaya.com/investors/) 10-15 minutes prior to the start.  Slides accompanying the conference call are available at the same location.  Following the live webcast, a replay will be available on our archives at the same web address.

Avaya Inc. and Subsidiaries

Consolidated Balance Sheets

As of March 31, 2003 and September 30, 2002

(Unaudited; Dollars in Millions, except per share amounts)

	March 31, 2003	September 30, 2002(a)
ASSETS
Cash and cash equivalents	$724	$597
Receivables less allowances of $105 at March 31, 2003 and $121 at September 30, 2002	726	876
Inventory	412	467
Deferred income taxes, net	137	160
Other current assets	235	203
TOTAL CURRENT ASSETS	2,234	2,303

Property, plant and equipment, net	840	896
Deferred income taxes, net	307	372
Goodwill	144	144
Other assets	161	182
TOTAL ASSETS	$3,686	$3,897

LIABILITIES
Accounts payable	$380	$404
Business restructuring reserve	94	170
Payroll and benefit obligations	316	309
Deferred revenue	97	91
Other current liabilities	328	350
TOTAL CURRENT LIABILITIES	1,215	1,324

Long-term debt	886	933
Benefit obligations	1,097	1,110
Other liabilities	513	530
TOTAL NONCURRENT LIABILITIES	2,496	2,573

Commitments and contingencies

STOCKHOLDERS’ DEFICIT	(25)	—
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$3,686	$3,897

Note to the Balance Sheets:

(a) Certain prior year amounts have been reclassed to conform to the fiscal 2003 presentation.

Avaya Inc. and Subsidiaries

Operating Segments

Revenue and Operating Income (Loss)

Quarterly Trend

(Unaudited; Dollars in Millions)

	For the Fiscal Year Ended					For the Six Months Ended
	September 30, 2002 (A)					March 31, 2003
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	YTD
REVENUE

Converged Systems & Applications	$563	$547	$492	$478	$2,080	$428	$437	$865
Small & Medium Business Solutions	59	59	58	60	236	56	55	111
Services	548	530	505	485	2,068	462	458	920
Connectivity	136	143	164	129	572	121	131	252
Total Avaya	$1,306	$1,279	$1,219	$1,152	$4,956	$1,067	$1,081	$2,148

	For the Fiscal Year					For the Six Months Ended
	Ended September 30, 2002 (A)					March 31, 2003
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	YTD
OPERATING INCOME (LOSS)

Converged Systems & Applications	$(55)	$(32)	$(47)	$(71)	$(205)	$(34)	$(16)	$(50)
Small & Medium Business Solutions	—	(9)	(10)	(5)	(24)	(1)	(4)	(5)
Services	78	64	52	77	271	35	40	75
Corporate (B)	(7)	(11)	(10)	(10)	(38)	(6)	(9)	(15)
Subtotal Core Avaya	16	12	(15)	(9)	4	(6)	11	5
Connectivity	(37)	(32)	4	(7)	(72)	(8)	3	(5)
Total Avaya — Ongoing (non-GAAP)	$(21)	$(20)	$(11)	$(16)	$(68)	$(14)	$14	$—
Adjustments (C):
Business restructuring (charges) reversals and related expenses	(6)	(88)	(9)	(106)	(209)	(4)	14	10
Goodwill and intangibles impairment	—	—	—	(71)	(71)	—	—	—
Total Avaya — As Reported (GAAP)	$(27)	$(108)	$(20)	$(193)	$(348)	$(18)	$28	$10

(A)  Certain prior year amounts have been reclassified to conform to the fiscal 2003 presentation.

(B)  Substantially all corporate costs and expenses of shared services, such as information technology, human resources, legal and finance, have been allocated to the segments.

(C)  Adjustments to reconcile “Ongoing” (non-GAAP) operating income (loss) to “As reported” (GAAP) pertain to Corporate including an unallocated goodwill and intangibles impairment charge which is attributed $47 million to Small & Medium Business Solutions and $24 million to Converged Systems & Applications.

GAAP = results prepared in accordance with generally accepted accounting principles.

Notes:

— Converged Systems & Applications — Includes all enterprise telephony products (ECLIPS and Definity families), VPNs and Data LAN & WAN equipment and related Applications software.

— Small & Medium Business Solutions — Includes SME (Small to Medium Enterprises) telephony products.

— Services — Includes Managed Services, Data Services, Outtasking, Value Added Services, Network Consulting and Implementation.

— Connectivity — Includes Structured Cabling (SYSTIMAX® & ExchangeMAX®) and Electronic Cabinets.

Avaya Inc. and Subsidiaries

Three Month Comparative Statements of Operations

As Reported vs. Ongoing Operations

(Unaudited; Dollars and Shares in Millions, except per share amounts)

	FISCAL 2003			FISCAL 2002
	For the three months ended			For the three months ended
	March 31, 2003			March 31, 2002
	As Reported (GAAP)	Adjustments (a)	Ongoing (non-GAAP)	As Reported (GAAP) (c)	Adjustments (b)	Ongoing (non-GAAP)
REVENUE
Products	$623	$—	$623	$749	$—	$749
Services	458	—	458	530	—	530
	1,081	—	1,081	1,279	—	1,279
COST
Products	350	—	350	448	—	448
Services	275	—	275	325	—	325
	625	—	625	773	—	773
GROSS MARGIN	456	—	456	506	—	506

OPERATING EXPENSES
Selling, general and administrative	348	—	348	407	—	407
Business restructuring charges (reversals) and related expenses	(14)	14	—	88	(88)	—
Research and development	94	—	94	119	—	119
TOTAL OPERATING EXPENSES	428	14	442	614	(88)	526
OPERATING INCOME (LOSS)	28	(14)	14	(108)	88	(20)
Loss on long-term debt extinguishment, net	(35)	35	—	—	—	—
Other income (expense) — net	3	—	3	12	—	12
Interest expense	17	—	17	8	—	8
LOSS BEFORE INCOME TAXES	(21)	21	—	(104)	88	(16)
Provision (benefit) for income taxes	(5)	10	5	(41)	35	(6)
NET LOSS	$(16)	$11	$(5)	$(63)	$53	$(10)

LOSS PER SHARE — BASIC AND DILUTED	$(0.04)		$(0.01)	$(0.63)		$(0.05	)(d)
BASIC AND DILUTED SHARES	375		375	306		306
EFFECTIVE TAX RATE (%)	NM		NM	38.7%*		34.0	%*

* Represents a benefit.

GAAP = results prepared in accordance with generally accepted accounting principles.

NM = Not Meaningful

(a) The fiscal 2003 adjustment column removes the following from results:

— $14 million of net operating income comprised of $17 million of income recognized for the reversal of business restructuring liabilities established in prior periods, partially offset by $3 million of expenses associated with the fourth quarter of fiscal 2002 business restructuring initiative.

— $35 million net loss on long-term debt extinguishment which includes a $36 million loss resulting from the exchange in January 2003 of approximately $84 million aggregate principal amount at maturity of LYONs, partially offset by a $1 million gain recognized in March 2003 from the buyback of $14 million principal amount at maturity of LYONs.

— $10 million income tax benefit related to the extinguishment of the LYONs.

(b) The fiscal 2002 adjustment column removes the following from results:

— $88 million which includes $84 million for a restructuring charge related to headcount reductions associated with the company’s ongoing restructuring initiatives, and $4 million for expenses related primarily to outsourcing certain manufacturing operations.

(c) Certain amounts have been reclassified to conform to the fiscal 2003 presentation.

(d) The March 31, 2002 calculation of EPS on an on-going (non-GAAP) basis for both basic and diluted excludes the amounts shown in the “Adjustments” column and the one-time charge to accumulated deficit for the conversion in March 2002 of the Series B convertible participating preferred stock into common stock by the Warburg Entities.  This charge amounted to $130 million (including accretion), or $0.43 per share, for the three months ended March 31, 2002.  EPS on an ongoing (non-GAAP) basis for both basic and diluted is not adjusted for the $5 million in accretion, or 2 cents per share, that was recorded from January 1, 2002, through the date of conversion.

Avaya Inc. and Subsidiaries

Six Month Comparative Statements of Operations

As Reported vs. Ongoing Operations

(Unaudited; Dollars and Shares in Millions, except per share amounts)

	FISCAL 2003			FISCAL 2002
	For the six months ended			For the six months ended
	March 31, 2003			March 31, 2002
	As Reported (GAAP)	Adjustments (a)	Ongoing (non-GAAP)	As Reported (GAAP) (c)	Adjustments (b)	Ongoing (non-GAAP)
REVENUE
Products	$1,228	$—	$1,228	$1,507	$—	$1,507
Services	920	—	920	1,078	—	1,078
	2,148	—	2,148	2,585	—	2,585
COST
Products	709	—	709	910	—	910
Services	560	—	560	652	—	652
	1,269	—	1,269	1,562	—	1,562
GROSS MARGIN	879	—	879	1,023	—	1,023

OPERATING EXPENSES
Selling, general and administrative	692	—	692	825	—	825
Business restructuring charges (reversals) and related expenses	(10)	10	—	94	(94)	—
Research and development	187	—	187	239	—	239
TOTAL OPERATING EXPENSES	869	10	879	1,158	(94)	1,064

OPERATING INCOME (LOSS)	10	(10)	—	(135)	94	(41)
Loss on long-term debt extinguishment, net	(35)	35	—	—	—	—
Other income (expense) — net	6	—	6	18	—	18
Interest expense	36	—	36	17	—	17

LOSS BEFORE INCOME TAXES	(55)	25	(30)	(134)	94	(40)
Provision (benefit) for income taxes	82	(73)	9	(51)	37	(14)
NET LOSS	$(137)	$98	$(39)	$(83)	$57	$(26)

LOSS PER SHARE — BASIC AND DILUTED	$(0.37)	$	$(0.10)	(0.74)		$(0.13	)(d)
BASIC AND DILUTED SHARES	371		371	297		297
EFFECTIVE TAX RATE (%)	NM		NM	37.9%*		34.0%

* Represents a benefit.

GAAP = results prepared in accordance with generally accepted accounting principles.

NM = Not Meaningful

(a) The fiscal 2003 adjustment column removes the following from results:

— $10 million of operating income comprised of $17 million of income recognized in the second quarter of fiscal 2003 for the reversal of business restructuring liabilities established in prior periods, partially offset by $7 million of expenses associated with the fourth quarter of fiscal 2002 business restructuring initiative.

— $35 million net loss on long-term debt extinguishment which includes a $36 million loss resulting from the exchange in January 2003 of approximately $84 million aggregate principal amount at maturity of LYONs, partially offset by a $1 million gain recognized in March 2003 related to the buyback of $14 million principal amount at maturity of LYONs.

— $83 million non-cash income tax charge recorded in the first quarter of fiscal 2003 related to a deferred income tax valuation allowance to reflect the difference between the actual and expected tax gain associated with the LYONs Exchange Offer.  This charge was partially offset by a $10 million income tax benefit attributed to the extinguishment of the LYONs.

(b) The fiscal 2002 adjustment column removes the following from results:

— $94 million which includes $84 million for a restructuring charge taken in the second quarter of fiscal 2002 related to headcount reductions associated with the company’s ongoing restructuring initiatives, and $10 million for expenses related primarily to outsourcing certain manufacturing operations.

(c) Certain prior year amounts have been reclassified to conform to the fiscal 2003 presentation.

(d)           The March 31, 2002 calculation of EPS on an on-going (non-GAAP) basis for both basic and diluted excludes the amounts shown in the “Adjustments” column and the one-time charge to accumulated deficit for the conversion in March 2002 of the Series B convertible participating preferred stock into common stock by the Warburg Entities.  This charge amounted to $130 million (including accretion), or $0.44 per share, for the six months ended March 31, 2002.  EPS on an ongoing (non-GAAP) basis for both basic and diluted is not adjusted for $12 million of accretion, or 4 cents per share, for the fiscal year-to-date period, which includes $5 million of accretion from January 1, 2002, through the date of conversion.